PBF Logistics Announces Fourth Quarter 2020 Results and
Quarterly Cash Distribution of $0.30 per Unit

•Fourth quarter net income attributable to the limited partners of $31.0 million, or $0.50 per common unit, EBITDA attributable to PBFX of $55.5 million and Adjusted EBITDA of $58.6 million
•Full year 2020 net income attributable to the limited partners of $147.4 million, or $2.36 per common unit, EBITDA attributable to PBFX of $230.0 million and Adjusted EBITDA of $237.0 million
•Announces quarterly distribution of $0.30 per unit

PARSIPPANY, NJ – February 11, 2021 – PBF Logistics LP (NYSE:PBFX, the “Partnership”) announced today fourth quarter 2020 net income attributable to the limited partners of $31.0 million, or $0.50 per common unit. During the fourth quarter, the Partnership generated cash from operations of $45.2 million, EBITDA attributable to PBFX of $55.5 million, Adjusted EBITDA of $58.6 million and distributable cash flow of $45.5 million. Included in reported results for the fourth quarter are $3.0 million, or $0.05 per common unit, of transaction-related expenses, non-cash unit-based compensation and environmental remediation costs associated with the East Coast Terminals.

For the year-ended December 31, 2020, the Partnership reported net income attributable to the limited partners of $147.4 million, or $2.36 per common unit, generated cash from operations of $186.6 million, EBITDA attributable to PBFX of $230.0 million, Adjusted EBITDA of $237.0 million and distributable cash flow of $181.7 million. Included in reported results for the year-ended December 31, 2020 are $7.0 million, or $0.11 per common unit, of transaction-related expenses, non-cash unit-based compensation and environmental remediation costs associated with the East Coast Terminals.

As of December 31, 2020, the Partnership had approximately $331.4 million of liquidity, including approximately $36.3 million in cash and cash equivalents and access to approximately $295.1 million under its revolving credit facility.

PBF Logistics GP LLC Executive Vice President Matt Lucey said, “PBF Logistics’ assets finished the year with another solid quarter of operating performance. The Partnership successfully navigated the challenges of 2020 during which we experienced respective increases and decreases in our revenues based on the COVID impacts to our business counterparties.” Mr. Lucey continued, “Heading into 2021, we expect the Partnership’s revenues to remain strong, allowing us to maintain high distribution coverage while reducing debt and strengthening the balance sheet.”

PBF Logistics Announces Quarterly Distribution
The board of directors of PBF Logistics GP LLC, the Partnership’s general partner, declared a regular quarterly cash distribution of $0.30 per unit. The distribution is payable on March 17, 2021, to PBFX unitholders of record at the close of business on February 25, 2021.

This release is intended to be a qualified notice to nominees under Treasury Regulations Section 1.1446-4(b). All of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a

United States trade or business. Accordingly, the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Non-GAAP Financial Measures
The Partnership defines EBITDA as net income (loss) before net interest expense (including amortization of loan fees and debt premium and accretion on discounted liabilities), income tax expense, depreciation, amortization, impairment expense and change in contingent consideration. The Partnership defines EBITDA attributable to PBFX as net income (loss) attributable to PBFX before net interest expense (including amortization of loan fees and debt premium and accretion on discounted liabilities), income tax expense, depreciation, amortization, impairment expense and change in contingent consideration attributable to PBFX, which excludes results of acquisitions from affiliates of PBF Energy Company LLC prior to the effective dates of such transactions and earnings attributable to the CPI earn-out (the portion of earnings associated with an earn-out provision related to the purchase of CPI Operations LLC). The Partnership defines Adjusted EBITDA as EBITDA attributable to PBFX excluding acquisition and transaction costs, non-cash unit-based compensation expense and items that meet the conditions of unusual, infrequent and/or non-recurring charges. The Partnership defines distributable cash flow as EBITDA attributable to PBFX plus non-cash unit-based compensation expense, less cash interest, maintenance capital expenditures attributable to PBFX and income taxes. Distributable cash flow will not reflect changes in working capital balances. EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow are not presentations made in accordance with U.S. generally accepted accounting principles (“GAAP”).

For additional information on the Partnership’s non-GAAP financial measures, including reconciliations to their most directly comparable financial measures calculated and presented in accordance with GAAP, refer to the supplemental information provided in “Results of Operations” and the Earnings Release Tables included herein.

Conference Call Information
The Partnership’s senior management will host a conference call and webcast regarding earnings results and other business matters on Thursday, February 11, 2021, at 11:00 a.m. ET. The call is being webcast and can be accessed at PBF Logistics’ website, http://www.pbflogistics.com. The call can also be accessed by dialing (877) 407-8029 or (201) 689-8029. The audio replay will be available approximately two hours after the end of the call and will be available through the Partnership’s website.

Forward-Looking Statements
This press release contains forward-looking statements (as that term is defined under the federal securities laws) made by the Partnership and its management. Such statements are based on current expectations, forecasts and projections, including, but not limited to, anticipated financial and operating results, plans, objectives, expectations and intentions that are not historical in nature. Forward-looking statements should not be read as a guarantee of future performance or results, and may not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking statements are based on information available at the time, and are subject to various risks and uncertainties, including risks relating to the securities markets generally, the impact of adverse market conditions impacting PBFX’s logistics and other assets and other risks inherent in PBFX’s business including but not limited to our ability to consummate potential acquisitions, the timing for the closing of any such acquisition and our plans for financing any acquisition; unforeseen liabilities associated with any potential acquisition; inability to successfully integrate acquired assets or other acquired businesses or operations; effects of existing and future laws and governmental regulations, including environmental, health and safety regulations; and various other factors. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see PBFX’s filings with the Securities and Exchange Commission. Forward-looking statements reflect information, facts and circumstances only as of the date they are made. PBFX assumes no responsibility or obligation to update forward-looking statements except as may be required by law.

PBF Logistics LP
PBF Logistics LP, headquartered in Parsippany, New Jersey, is a fee-based, growth-oriented master limited partnership formed by PBF Energy Inc. to own or lease, operate, develop and acquire crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets.

###
Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

Results of Operations (Unaudited)

Business Developments

COVID-19

The outbreak of the coronavirus disease 2019 (“COVID-19”) pandemic continues to negatively impact worldwide economic and commercial activity and financial markets, as well as global demand for petroleum and petrochemical products. The COVID-19 pandemic and resulting governmental and consumer responses have also resulted in significant business and operational disruptions, including business and school closures, supply chain disruptions, travel restrictions, stay-at-home orders and limitations on the availability of workforces. Such impacts have resulted in revenue declines due to lower demand and throughput volumes across certain of our facilities, which may continue to affect our business for the foreseeable future. In response to the COVID-19 pandemic, we have taken, and are continuing to take, steps to mitigate potential adverse impacts on our business and operations by limiting capital expenditures, reducing discretionary activities and third-party services and lowering our quarterly distribution to our minimum quarterly distribution of $0.30 per unit. This distribution reduction, effective with the distribution for the first quarter of 2020 that was paid on June 17, 2020, represents a strategic shift to build our cash flow coverage, de-lever our business and increase our financial resources as we continue to identify potential organic growth projects or strategic acquisitions. In addition, our parent sponsor and largest customer, PBF Energy Inc. (“PBF Energy”), has endeavored to take the necessary steps to preserve liquidity and solidify its operations under the adverse market conditions caused by the COVID-19 pandemic. Despite the measures we and PBF Energy have taken, we and PBF Energy have been, and likely will continue to be, adversely impacted by the COVID-19 pandemic. We are unable to predict the ultimate outcome of the economic impact and can provide no assurance that measures taken to mitigate the impact of the COVID-19 pandemic will be effective.

The full extent to which the COVID-19 pandemic impacts our business and operations, or that of PBF Energy, is unknown and will depend on the severity, location and duration of the effects and spread of COVID-19, the effectiveness of the vaccine programs and the other actions undertaken by national, regional and local governments and health officials to contain the virus or treat its effects, related consumer responses and how quickly and to what extent economic conditions improve and normal business and operating conditions resume.

Factors Affecting Comparability

The following tables present our results of operations, related operational information and reconciliations of net income and net cash provided by operating activities to our EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow (each as defined below) for the three months and years ended December 31, 2020 and 2019.

On October 1, 2018, we acquired from Crown Point International, LLC, its wholly-owned subsidiary, CPI Operations LLC (“CPI”), whose assets include a storage facility with multi-use storage capacity, an Aframax-capable marine facility, a rail facility, a truck terminal, equipment, contracts and certain other idled assets (the “East Coast Storage Assets”) located on the Delaware River near Paulsboro, New Jersey (the “East Coast Storage Assets Acquisition”). In connection with the acquisition, the purchase and sale agreement included an earn-out provision related to an existing commercial agreement with a third party, based on the future results of certain of the acquired idled assets, which recommenced operations in October 2019. Pursuant to the terms of the commercial agreement, in the third quarter of 2020, the counterparty exercised its right to terminate the contract at the conclusion of the current contract year, resulting in an adjustment to the contingent consideration (as defined below). In addition, as a result of the contract termination, we recorded an impairment charge of $7.0 million to write-down the related processing unit assets and customer contract intangible asset of $3.0 million and $4.0 million, respectively. The impairment charge represents a write-down of the CPI assets due to the reduction of future earnings as a result of the contract termination. These are nonrecurring impairment events that have a fair value measurement and are classified in level 3 of the fair value hierarchy. The fair values of the assets were determined using the income approach and was based on the expected undiscounted future net cash flows over the remaining contractual period.

On April 24, 2019, we entered into a Contribution Agreement with PBF Energy Company LLC (“PBF LLC”), pursuant to which PBF LLC contributed to us all of the issued and outstanding limited liability company interests of TVP Holding Company LLC (“TVP Holding”), which held the remaining 50% equity interest in Torrance Valley Pipeline Company LLC (“TVPC”), for total consideration of $200.0 million (the “TVPC Acquisition”). Subsequent to the closing of the TVPC Acquisition on May 31, 2019, we own 100% of the equity interest in TVPC.

On April 24, 2019, we entered into subscription agreements to sell an aggregate of 6,585,500 common units to certain institutional investors in a registered direct public offering (the “2019 Registered Direct Offering”) for gross proceeds of approximately $135.0 million. The 2019 Registered Direct Offering closed on April 29, 2019.

In addition, our results in the current year have been negatively affected by the impact of the COVID-19 pandemic on our business, including lower throughput volumes at our terminals, as the industry reacts to the related economic downturn and volatile commodity markets.

As a result of the factors above, the information included in the following tables is not necessarily comparable on a year-over-year basis.

Non-GAAP Financial Measures

We define EBITDA as net income (loss) before net interest expense (including amortization of loan fees and debt premium and accretion on discounted liabilities), income tax expense, depreciation, amortization, impairment expense and change in contingent consideration. We define EBITDA attributable to PBFX as net income (loss) attributable to PBFX before net interest expense (including amortization of loan fees and debt premium and accretion on discounted liabilities), income tax expense, depreciation, amortization, impairment expense and change in contingent consideration attributable to PBFX, which excludes the results of acquisitions from PBF LLC prior to the effective dates of such transactions and earnings attributable to the CPI earn-out (the portion of earnings associated with an earn-out provision related to the purchase of CPI (the “Contingent Consideration”)). We define Adjusted EBITDA as EBITDA attributable to PBFX excluding acquisition and transaction costs, non-cash unit-based compensation expense and items that meet the conditions of unusual, infrequent and/or non-recurring charges. We define distributable cash flow as EBITDA attributable to PBFX plus non-cash unit-based compensation expense, less cash interest, maintenance capital expenditures attributable to PBFX and income taxes. Distributable cash flow will not reflect changes in working capital balances. We use distributable cash flow to calculate a measure we refer to as our coverage ratio. Our coverage ratio is calculated by dividing distributable cash flow by our total distribution declared. EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow are not presentations made in accordance with U.S. generally accepted accounting principles (“GAAP”).

While EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow are not presentations made in accordance with GAAP, they are supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:
•our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA, financing methods;
•the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;
•our ability to incur and service debt and fund capital expenditures; and
•the viability of acquisitions and other capital expenditure projects and the economic returns on various investment opportunities.

We believe that the presentation of EBITDA, EBITDA attributable to PBFX and Adjusted EBITDA provides useful information to investors in assessing our financial condition and results of operations and assists in evaluating our ongoing operating performance for current and comparative periods. We believe that the presentation of distributable cash flow provides useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance and it provides investors with another perspective of the operating performance of our assets and the cash our business is generating. However, EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow should not be considered alternatives to net income, income from operations, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.

EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some, but not all, items that affect net income and net cash provided by operating activities. EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow are reconciled to their most directly comparable financial measures calculated and presented in accordance with GAAP in the Earnings Release Tables included herein.

These non-GAAP financial measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other partnerships, because they may be defined differently by other partnerships in our industry, thereby limiting their utility.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except unit and per unit data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

Revenue (a):
Affiliate	$70,725	$76,863	$289,406	$300,877
Third-party	18,362	15,377	70,849	39,335
Total revenue	89,087	92,240	360,255	340,212

Costs and expenses:
Operating and maintenance expenses (a)	24,467	31,789	99,852	118,614
General and administrative expenses	5,950	6,373	18,748	24,515
Depreciation and amortization	16,886	11,947	53,707	38,601
Impairment expense	—	—	7,000	—
Change in contingent consideration	(155)	(790)	(14,390)	(790)
Total costs and expenses	47,148	49,319	164,917	180,940

Income from operations	41,939	42,921	195,338	159,272

Other expense:
Interest expense, net	(10,448)	(12,196)	(44,377)	(46,555)
Amortization of loan fees and debt premium	(432)	(441)	(1,741)	(1,780)
Accretion on discounted liabilities	(62)	(513)	(1,788)	(2,768)
Net income	30,997	29,771	147,432	108,169
Less: Net income attributable to noncontrolling interest (g)	—	—	—	7,881
Net income attributable to PBF Logistics LP unitholders	$30,997	$29,771	$147,432	$100,288

Net income per limited partner unit (h):
Common units - basic	$0.50	$0.48	$2.36	$1.71
Common units - diluted	0.49	0.48	2.36	1.71

Weighted-average limited partner units outstanding (h):
Common units - basic	62,611,899	62,360,002	62,535,964	58,583,231
Common units - diluted	62,699,661	62,486,996	62,543,700	58,687,945

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
KEY OPERATING AND FINANCIAL INFORMATION
(Unaudited, amounts in thousands except barrel and per unit data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

Transportation and Terminaling Segment
Terminals
Total throughput (barrels per day (“bpd”)) (b)(d)	200,409	312,466	230,167	293,504
Lease tank capacity (average lease capacity barrels per month) (d)	2,555,001	2,087,642	2,396,478	2,194,328
Pipelines
Total throughput (bpd) (b)(d)	134,576	179,337	149,049	163,608
Lease tank capacity (average lease capacity barrels per month) (d)	1,110,334	1,442,524	1,136,222	1,377,544

Storage Segment
Storage capacity reserved (average shell capacity barrels per month) (d)	7,620,005	7,546,327	7,630,699	7,891,670
Total throughput (bpd) (b)(d)	17,757	29,056	22,958	29,056

Cash Flow Information:
Net cash provided by (used in):
Operating activities	$45,213	$53,364	$186,642	$149,007
Investing activities	(2,673)	(8,566)	(12,308)	(31,746)
Financing activities	(34,107)	(62,410)	(173,016)	(102,203)
Net change in cash and cash equivalents	$8,433	$(17,612)	$1,318	$15,058

Other Financial Information:
EBITDA attributable to PBFX (c)	$55,538	$51,982	$229,995	$184,807
Adjusted EBITDA (c)	$58,551	$54,244	$237,010	$200,988
Distributable cash flow (c)	$45,507	$37,976	$181,740	$137,050
Quarterly distribution declared per unit (e)	$0.3000	$0.5200	$1.2000	$2.0650
Distributions (e):
Common units	$18,940	$32,704	$75,578	$129,892
Total distributions	$18,940	$32,704	$75,578	$129,892
Coverage ratio (c)	2.40x	1.16x	2.40x	1.06x
Capital expenditures	$2,673	$8,566	$12,308	$31,746

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
KEY OPERATING AND FINANCIAL INFORMATION (continued)
(Unaudited, in thousands)

	December 31, 2020	December 31, 2019
Balance Sheet Information:

Cash and cash equivalents (f)	$36,284	$34,966
Property, plant and equipment, net	820,174	854,610
Total assets	933,552	973,002
Total debt (f)	720,845	802,104
Total liabilities	766,335	867,919
Partners’ equity	167,217	105,083
Total liabilities and equity	933,552	973,002

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
RECONCILIATION OF AMOUNTS REPORTED UNDER GAAP
TO EBITDA AND DISTRIBUTABLE CASH FLOW
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Reconciliation of net income to EBITDA and distributable cash flow (c):
Net income	$30,997	$29,771	$147,432	$108,169
Interest expense, net	10,448	12,196	44,377	46,555
Amortization of loan fees and debt premium	432	441	1,741	1,780
Accretion on discounted liabilities	62	513	1,788	2,768
Change in contingent consideration	(155)	(790)	(14,390)	(790)
Impairment expense	—	—	7,000	—
Depreciation and amortization	16,886	11,947	53,707	38,601
EBITDA	58,670	54,078	241,655	197,083
Less: Noncontrolling interest EBITDA (g)	—	—	—	10,180
Less: Earnings attributable to the CPI earn-out	3,132	2,096	11,660	2,096
EBITDA attributable to PBFX	55,538	51,982	229,995	184,807
Non-cash unit-based compensation expense	1,697	1,143	4,939	6,765
Cash interest	(10,607)	(12,321)	(45,088)	(47,081)
Maintenance capital expenditures attributable to PBFX	(1,121)	(2,828)	(8,106)	(7,441)
Distributable cash flow	$45,507	$37,976	$181,740	$137,050

Reconciliation of net cash provided by operating activities to EBITDA and distributable cash flow (c):
Net cash provided by operating activities	$45,213	$53,364	$186,642	$149,007
Change in operating assets and liabilities	4,706	(10,339)	15,575	8,286
Interest expense, net	10,448	12,196	44,377	46,555
Non-cash unit-based compensation expense	(1,697)	(1,143)	(4,939)	(6,765)
EBITDA	58,670	54,078	241,655	197,083
Less: Noncontrolling interest EBITDA (g)	—	—	—	10,180
Less: Earnings attributable to the CPI earn-out	3,132	2,096	11,660	2,096
EBITDA attributable to PBFX	55,538	51,982	229,995	184,807
Non-cash unit-based compensation expense	1,697	1,143	4,939	6,765
Cash interest	(10,607)	(12,321)	(45,088)	(47,081)
Maintenance capital expenditures attributable to PBFX	(1,121)	(2,828)	(8,106)	(7,441)
Distributable cash flow	$45,507	$37,976	$181,740	$137,050

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
RECONCILIATION OF AMOUNTS REPORTED UNDER GAAP
TO EBITDA AND ADJUSTED EBITDA
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Reconciliation of net income to EBITDA and Adjusted EBITDA (c):
Net income	$30,997	$29,771	$147,432	$108,169
Interest expense, net	10,448	12,196	44,377	46,555
Amortization of loan fees and debt premium	432	441	1,741	1,780
Accretion on discounted liabilities	62	513	1,788	2,768
Change in contingent consideration	(155)	(790)	(14,390)	(790)
Impairment expense	—	—	7,000	—
Depreciation and amortization	16,886	11,947	53,707	38,601
EBITDA	58,670	54,078	241,655	197,083
Less: Noncontrolling interest EBITDA (g)	—	—	—	10,180
Less: Earnings attributable to the CPI earn-out	3,132	2,096	11,660	2,096
EBITDA attributable to PBFX	55,538	51,982	229,995	184,807
Acquisition and transaction costs	1,266	453	1,382	3,842
Non-cash unit-based compensation expense	1,697	1,143	4,939	6,765
East Coast Terminals environmental remediation costs	50	666	694	4,692
PNGPC tariff true-up adjustment	—	—	—	882
Adjusted EBITDA	$58,551	$54,244	$237,010	$200,988

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
SEGMENT FINANCIAL INFORMATION
(Unaudited, in thousands)

	Three Months Ended December 31, 2020
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue (a)	$67,079	$22,008	$—	$89,087
Depreciation and amortization	7,203	9,683	—	16,886
Income (loss) from operations	41,707	6,182	(5,950)	41,939
Other expense	—	—	10,942	10,942
Capital expenditures	1,865	808	—	2,673

	Three Months Ended December 31, 2019
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue (a)	$73,861	$18,379	$—	$92,240
Depreciation and amortization	6,995	4,952	—	11,947
Income (loss) from operations	42,360	6,934	(6,373)	42,921
Other expense	—	—	13,150	13,150
Capital expenditures	1,872	6,694	—	8,566

	Year Ended December 31, 2020
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue (a)	$271,023	$89,232	$—	$360,255
Depreciation and amortization	28,308	25,399	—	53,707
Income (loss) from operations	169,264	44,822	(18,748)	195,338
Other expense	—	—	47,906	47,906
Capital expenditures	8,334	3,974	—	12,308

	Year Ended December 31, 2019
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue (a)	$282,745	$57,467	$—	$340,212
Depreciation and amortization	27,826	10,775	—	38,601
Income (loss) from operations	163,036	20,751	(24,515)	159,272
Other expense	—	—	51,103	51,103
Capital expenditures	16,886	14,860	—	31,746

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
SEGMENT FINANCIAL INFORMATION (continued)
(Unaudited, in thousands)

	Balance at December 31, 2020
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$715,308	$200,130	$18,114	$933,552

	Balance at December 31, 2019
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$726,374	$228,495	$18,133	$973,002

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES
(Unaudited, in thousands, except per unit data)

(a)	See discussion of the factors affecting comparability noted on page 4. Our results of operations may not be comparable to the historical results of operations for the reasons described below:

Revenue - On October 1, 2018, we closed the East Coast Storage Assets Acquisition, which was accounted for as a business combination. In October 2019, we recommenced operations of certain of the acquired idled assets, which began revenue generating activities. As such, there was no revenue associated with the acquired idled assets prior to their recommencement.

On May 31, 2019, we closed the TVPC Acquisition in which we acquired the remaining 50% equity interest in TVPC. As such, we now own 100% of the equity interest in TVPC and no longer record a noncontrolling interest related to our ownership of TVPC.

Operating and maintenance expenses - As a result of our acquisitions and the completion of certain organic growth projects, our operating expenses are not comparative to prior periods due to expenses associated with these assets.

In addition, our results in the current year have been negatively affected by the impact of the COVID-19 pandemic on our business, including lower throughput at our terminals, as the industry reacts to the related economic downturn and volatile commodity markets.

(b)	Calculated as the sum of the average throughput per day for each asset group for the period presented.

(c)	See “Non-GAAP Financial Measures” on page 5 for definitions of EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA, distributable cash flow and coverage ratio.

(d)	Operating information reflects activity subsequent to our acquisitions, the execution of the commercial agreements with PBF Holding and the completion of certain organic growth projects.

(e)	On February 11, 2021, we announced a quarterly cash distribution of $0.30 per common unit based on the results of the fourth quarter of 2020. The distribution is payable on March 17, 2021 to PBFX unitholders of record at the close of business on February 25, 2021. The total distribution amount includes the expected distributions to be made related to fourth quarter earnings.

(f)	Management also utilizes net debt as a metric in assessing our leverage. Net debt is a non-GAAP measure calculated by subtracting cash and cash equivalents from total debt. We believe this measurement is also useful to investors since we have the ability to, and may decide to, use a portion of our cash and cash equivalents to retire or pay down our debt. This non-GAAP financial measure should not be considered in isolation or as a substitute for analysis of our debt levels as reported under GAAP. Our definition of net debt may not be comparable to similarly titled measures of other partnerships, because it may be defined differently by other partnerships in our industry, thereby limiting its utility. Our net debt as of December 31, 2020 and 2019 was $684,561 and $767,138, respectively.

(g)	Prior to the TVPC Acquisition, our wholly-owned subsidiary, PBFX Operating Company LLC (“PBFX Op Co”), held a 50% controlling equity interest in TVPC, with the other 50% equity interest in TVPC owned by TVP Holding, a subsidiary of PBF Holding. PBFX Op Co was the sole managing member of TVPC. We, through our ownership of PBFX Op Co, consolidated the financial results of TVPC and recorded a noncontrolling interest for the economic interest in TVPC held by TVP Holding. Noncontrolling interest on the consolidated statements of operations included the portion of net income or loss attributable to the economic interest in TVPC held by TVP Holding. Noncontrolling interest on the consolidated balance sheets included the portion of net assets of TVPC attributable to TVP Holding.

Subsequent to the TVPC Acquisition, we own 100% of the equity interest in TVPC and no longer record a noncontrolling interest related to TVPC.

(h)	We base our calculation of net income per limited partner unit on the weighted-average number of limited partner units outstanding during the period and the amount of available cash that has been, or will be, distributed to the limited partners for that reporting period.